EXHIBIT 10.2

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of July 19, 2021 (together with all amendments, if any, from time to time hereto, this “Agreement”), by and among the Grantors set forth on the signature pages affixed hereto (the “Grantors”, and each, a “Grantor”), and FG Agency Lending LLC (acting as the agent to the Lenders, the “Agent”).

WHEREAS, concurrently with the execution and delivery of this Agreement, the Grantors, as Loan Parties, are entering into that certain Loan Agreement by and among Body and Mind, Inc., a Nevada corporation (the “Borrower”), the guarantors party thereto, the Agent, and the lenders party thereto (also referred to herein as the “Secured Parties”) dated as of the date hereof (as the same may be amended from time to time, the “Loan Agreement”);

WHEREAS, pursuant to the Loan Agreement, the Lenders will make one or more Term Loans to the Borrower evidenced by the Note(s) and guaranteed by the Grantors;

WHEREAS, the Grantors derive financial benefit from the financing made available to the Borrower; and

WHEREAS, as security for Borrower’s obligations under and related to the Loan Agreement and the Note, the Grantors have agreed to grant the Lenders a security interest in Grantors’ interest in the Collateral (as defined below).

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINED TERMS. All terms not specifically defined herein shall have the meaning assigned to such term in the Loan Agreement, provided that terms that are not defined herein or therein and are defined in the Code (as defined below) shall have the meanings as defined in the Code. All other defined terms used herein but not specifically defined herein shall have the meanings as defined in the Loan Agreement. In addition, as used herein:

(a) “Accounts” means all “accounts,” as such term is defined in the Code, now owned or hereafter acquired by the Grantors, including (i) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments) including any such obligations that may be characterized as an account or contract right under the Code, (ii) all rights in, to and under all purchase orders or receipts for goods or services, (iii) all rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (iv) all rights to payment due to the Grantors for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by the Grantor or in connection with any other transaction (whether or not yet earned by performance on the part of the Grantors), (v) all health care insurance receivables and (vi) all collateral security of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing.

(b) “Business” means the business from time to time, now or hereafter, conducted by the Grantors.

(c) “Cannabis Laws” means collectively, the Local Cannabis Laws and State Cannabis Laws.

(d) “Cannabis License” means any temporary, provisional, annual, or permanent permit, license, approval or authorization to cultivate, process, distribute, manufacture, dispense, sell, transport or engage in any other activity relating to medical and/or adult-use cannabis (including without limitation, marijuana), issued by any Governmental Authority pursuant to applicable state Requirements of Law relating to the farming, growth, production, processing, packaging, sale, distribution, or any other activity relating to medical and/or adult-use cannabis (including without limitation, marijuana).

(e) “Chattel Paper” means any “chattel paper,” as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by the Grantors.

(f) “Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 of the Code shall govern; provided further, that in the event that, by reason of mandatory provisions of Requirements of Law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Secured Parties’ Security Interest on any Collateral is governed by another Uniform Commercial Code Jurisdiction, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other Uniform Commercial Code Jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

(g) “Collateral” has the meaning ascribed thereto in Section 2(a) hereof.

(h) “Collaterally Assigned Rights” has the meaning ascribed thereto in Section 3(b) hereof.

(i) “Contracts” means all contracts and agreements to which the Grantors are a party, in or under which a Grantor may now or hereafter have any right, title or interest as the same may be amended, supplemented or otherwise modified from time to time, including without limitation, (i) all rights of the Grantors to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of the Grantors to damages arising thereunder and (iii) all rights of the Grantors to perform and to exercise all remedies thereunder.

(j) “Copyright Licenses” means any and all rights now owned or hereafter acquired by the Grantors under any written agreement granting any right to use any Copyright (as defined below) or Copyright registration.

(k) “Copyrights” means all of the following now owned or hereafter adopted or acquired by the Grantors: (i) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (ii) all reissues, extensions or renewals thereof.

(l) “Default” or “Event of Default” shall have the meanings ascribed thereto in the Loan Agreement.

(m) “Deposit Accounts” means all “deposit accounts” as such term is defined in the Code, now or hereafter held in the name of the Grantors.

(n) “Documents” means all “documents,” as such term is defined in the Code, now owned or hereafter acquired by the Grantors, wherever located.

(o) “Equipment” means all “equipment,” as such term is defined in the Code, now owned or hereafter acquired by the Grantors, wherever located and, in any event, including all of Grantors’ machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

(p) “Excluded Collateral” means any of the following: (i) any intent-to-use United States trademark applications for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051(c) or 15 U.S.C. § 1051(d), respectively, or if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a) or examined and accepted, respectively, by the USPTO (as defined below), provided that upon such filing and acceptance, such intent-to-use applications shall be included in the definition of Collateral; (ii) Excluded Assets; and (iii) any rights or interest in any license, contract or agreement if under the terms of such license, contract or agreement, Requirements of Law with respect thereto, the valid grant of a Lien therein to the Secured Parties is prohibited as a matter of law, under the terms of such license, contract or agreement, and such prohibition has not been or is not waived or the consent of the other party to such license, contract or agreement has not been or is not otherwise obtained; provided, however, the exclusions set forth above shall in no way be construed (A) to apply if any described prohibition is unenforceable at any time after the Closing Date under Requirements of Law, including but not limited to Section 9-406, 9-407 or 9-408 of the UCC, (B) to apply after the cessation of any such prohibition, and upon the cessation of such prohibition, such license, contract or agreement shall automatically become part of the Collateral, (C) so as to limit, impair or otherwise affect the Secured Parties’ continuing Lien upon any monies due or to become due under any described license, contract or agreement (including any Accounts), or (D) to limit, impair or otherwise affect the Secured Parties’ rights under the Omnibus Collateral Assignment or continuing Lien upon any rights or interest in and to any proceeds from the sale, license, lease or other disposition of any such license, contract or agreement.

(q) “Excluded Subsidiary” has the meaning given to such term in the Loan Agreement.

(r) “Fixtures” means all “fixtures” as such term is defined in the Code, now owned or hereafter acquired by the Grantors.

(s) “General Intangibles” means all “general intangibles,” as such term is defined in the Code, now owned or hereafter acquired by the Grantors, including all right, title and interest that the Grantors may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know‑how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, Real Property, tangible rights or intangible rights, all liability, life, key person and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of the Grantors or any computer bureau or service company from time to time acting for the Grantors.

(t) “Goods” means all “goods” as defined in the Code, now owned or hereafter acquired by the Grantors, wherever located.

(u) “Instruments” means all “instruments,” as such term is defined in the Code, now owned or hereafter acquired by the Grantors, wherever located, and, in any event, including all certificated securities, all certificates of deposit and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

(v) “Intellectual Property” means any and all Licenses, Patents, Copyrights, Trademarks, service marks, trade dress, trade names, domain names, brand names and certification marks presently owned by the Grantors or (pursuant to license, sublicense, agreement or permission) used by the Grantors in connection with the Grantors’ Business.

(w) “Inventory” means all “inventory” as such term is defined in the Code, now owned or hereafter acquired by the Grantors, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of the Grantors for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in the Business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies and embedded software.

(x) “Investment Property” means all “investment property” as such term is defined in the Code now owned or hereafter acquired by the Grantors, wherever located including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of the Grantors, including the rights of the Grantors to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account, (iii) all securities accounts of the Grantors; (iv) all commodity contracts of the Grantors and (v) all commodity accounts held by the Grantors.

(y) “Letter of Credit Rights” means “letter of credit rights” as such term is defined in the Code, now owned or hereafter acquired by the Grantors, including rights to payment or performance under a letter of credit, whether or not the Grantors, as beneficiary, have demanded or are entitled to demand payment or performance.

(z) “Licenses” means any Copyright License, Patent License, Trademark License or other license of rights or interests in any other type of Intellectual Property now held or hereafter acquired by the Grantors.

(aa) “Lien” means any mortgage, deed of trust, pledge, security interest, lien, claim, encumbrance or other similar restrictions, of any kind or nature whatsoever.

(bb) “Local Cannabis Laws” means the Requirements of Law of a county or municipality relating to cultivating, manufacturing, processing, transporting, distributing, dispensing, testing or possessing cannabis (including without limitation, marijuana) applicable to a Grantor in such county or municipality in which it holds one or more Cannabis Licenses, conducts a cannabis business, operations involving cannabis, or otherwise holds cannabis-related assets.

(cc) “Patent Licenses” means rights under any written agreement now owned or hereafter acquired by the Grantors granting any right to use any invention on which a Patent (as defined below) is in existence.

(dd) “Patents” means all of the following in which the Grantors now hold or hereafter acquires any interest: (i) all letters patent of the United States or of any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the USPTO or in any similar office or agency of the United States, any State or any other country, and (ii) all reissues, continuations, continuations-in-part or extensions thereof.

(ee) “Permitted Liens” has the meaning given to such term in the Loan Agreement.

(ff) “Person” has the meaning given to such term in the Loan Agreement.

(gg) “Proceeds” means “proceeds,” as such term is defined in the Code, including (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Grantors from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to the Grantors from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), (iii) any claim of the Grantors against third parties (A) for past, present or future infringement of any Patent or Patent License, or (B) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (iv) any recoveries by the Grantors against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (v) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged stock, and (vi) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

(hh) “Secured Obligations” means all obligations arising under or pursuant to the Loan Agreement.

(ii) “Security Interest” means the Liens in and the charges (fixed or floating, as the case may be) over the Collateral granted hereunder securing the Secured Obligations.

(jj) “Software” means all “software” as such term is defined in the Code, now owned or hereafter acquired by the Grantors, other than software embedded in any category of goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

(kk) “State Cannabis Laws” means the Requirements of Law of a state relating to cultivating, manufacturing, processing, transporting, distributing, dispensing, testing or possessing cannabis (including without limitation, marijuana) applicable to a Grantor in such state in which it holds one or more Cannabis Licenses, conducts a cannabis business, operations involving cannabis, or otherwise holds cannabis-related assets.

(ll) “Supporting Obligations” means all “supporting obligations” as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

(mm) “Termination Date” means the date on which all Secured Obligations are indefeasibly repaid in full, in cash to the Agent, on behalf of the Secured Parties (or any other holder of the Note as the case may be), including payment of any applicable premium and all outstanding fees.

(nn) “Titled Collateral” means all Collateral for which the title to such Collateral is governed by a Certificate of Title or certificate of ownership, including, without limitation, all motor vehicles (including, without limitation, all trucks, trailers, tractors, service vehicles, automobiles and other mobile equipment) for which the title to such motor vehicles is governed by a Certificate of Title or certificate of ownership.

(oo) “Trademark License” means rights under any written agreement now owned or hereafter acquired by the Grantors granting any right to use any Trademark (as defined below).

(pp) “Trademarks” means all of the following now owned or hereafter existing or adopted or acquired by the Grantors: (i) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the USPTO or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (ii) all reissues, extensions or renewals thereof; and (iii) all goodwill associated with or symbolized by any of the foregoing.

(qq) “Uniform Commercial Code Jurisdiction” means any jurisdiction that has adopted all or substantially all of Article 9 as contained in the 2012-2013 Official Text of the Uniform Commercial Code, as recommended by the National Conference of Commissioners on Uniform State Laws and the American Law Institute, together with any subsequent amendments or modifications to the foregoing.

(rr) “USPTO” means the United States Patent and Trademark Office.

2. GRANT OF LIEN.

(a) To secure the prompt and complete payment, performance and observance of all of the Secured Obligations, the Grantors hereby grant, assign, convey, mortgage, pledge, hypothecate and transfer to the Secured Parties, only to the extent permitted by all applicable Requirements of Law (including but not limited to, the Cannabis Laws), a first priority continuing Security Interest and Lien upon all of its right, title and interest in, to and under all personal property and other assets, whether owned or consigned by or to, or leased from or to, the Grantors, and regardless of where located or if presently owned or acquired hereafter (all of which being hereinafter collectively referred to as the “Collateral”), including:

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Contracts;

(iv) all Commercial Tort Claims, including, without limitation, the Commercial Tort Claims described in Schedule 2(a)(iv) hereto;

(v) all Documents;

(vi) all General Intangibles (including payment intangibles and Software);

(vii) all Goods (including Inventory, Equipment and Fixtures);

(viii) all Instruments;

(ix) all Investment Property;

(x) all Deposit Accounts of the Grantors, including all deposit and other bank accounts and all deposits therein;

(xi) all Titled Collateral;

(xii) all money, cash or cash equivalents of the Grantors;

(xiii) all direct or indirect rights to manage, nominate, elect or appoint directors, officers or managers (as applicable) of the Grantors, and their direct or indirect Subsidiaries that is affiliated or associated with, or has any outstanding loan owed to, a direct or indirect Subsidiary of the Grantors;

(xiv) all Supporting Obligations and Letter of Credit Rights of the Grantors; and

(xv) to the extent not otherwise included, all books and records pertaining to the forgoing, Proceeds, tort claims, insurance claims and other rights to payments not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing;

(b) Notwithstanding anything set forth in this Agreement to the contrary, the Parties hereby agree that the Collateral shall not include any Excluded Collateral.

(c) The aforementioned Security Interests are granted as security only and shall not subject the Secured Parties or any of the Secured Parties’ successors or assigns to, or transfer or in any way affect or modify, any obligation of the Grantors with respect to any of the Collateral or any transaction connected therewith.

(d) To secure the prompt and complete payment, performance and observance of the Secured Obligations and in order to induce the Secured Parties as aforesaid, the Grantors hereby grant to the Secured Parties, a right of setoff against the property of the Grantors held by the Secured Parties, consisting of property described above in Section 2(a) now or hereafter in the possession or custody of or in transit to the Secured Parties, for any purpose, including safekeeping, collection or pledge, for the account of the Grantors, or as to which the Grantors may have any right or power. Such right of setoff set forth herein shall only be exercisable after an Event of Default has occurred and is continuing.

(e) In connection with the grant set forth in this Section 2, Agent and Secured Parties agree to take any action as reasonably requested by Grantors and/or provide any and all information and documentation as reasonably necessary to ensure Grantors remain at all times in compliance with the Cannabis Laws as it relates to granting the rights set forth in this Agreement.

3. SECURED PARTIES’ RIGHTS: LIMITATIONS ON SECURED PARTIES’ OBLIGATIONS.

(a) It is expressly agreed by the Grantors that, anything herein to the contrary notwithstanding, the Grantors shall remain liable under each of its Contracts and each of its Licenses (including any and all Cannabis Licenses) to observe and perform all the conditions and obligations to be observed and performed by it thereunder. The Secured Parties shall not have any obligation or liability under any Contract or License by reason of or arising out of this Agreement or the granting herein of a Security Interest thereon or the receipt by the Secured Parties of any payment relating to any Contract or License pursuant hereto. Except as expressly set forth herein, the Secured Parties shall not be required or obligated in any manner to perform or fulfill any of the obligations of the Grantors under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b) The Secured Parties may at any time after an Event of Default has occurred and be continuing (or if any rights of set-off, other than set-off against an Account arising under the Contract giving rise to the same Account (or contra accounts may be asserted with respect to the following)), without prior notice to the Grantors, notify Account Debtors and other Persons obligated on the Collateral or the Omnibus Collateral Assignment or the property or rights collaterally assigned to Agent thereunder (“Collaterally Assigned Rights”) that the Secured Parties have an interest therein, and that payments shall be made directly to the Agent on behalf of the Secured Parties. Upon the request of the Agent, acting on behalf of the Secured Parties after the occurrence and during the continuance of an Event of Default, (i) the Grantors shall so notify Account Debtors and other Persons obligated on the Collateral or any Collaterally Assigned Rights; once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, the Grantors shall not give any contrary instructions to such Account Debtor or other Person without the Agent’s prior written consent; and (ii) the Grantors shall comply and cooperate with Agent’s instructions regarding communications with a Governmental Authority and any other material communications with third parties regarding any Cannabis License.

(c) The Agent may, upon prior written notice to the Grantors, in the Secured Parties’ name, in the name of a nominee of the Secured Parties or in the name of the Grantors communicate (by mail, telephone, facsimile, electronic mail or otherwise) with Account Debtors, parties to Contracts (including for the avoidance of doubt Material Contracts), obligors in respect of Instruments and obligors in respect of Chattel Paper and/or payment intangibles to verify with such Persons, to the Agent’s satisfaction, the existence, amount terms of, and any other matter relating to, any such Accounts, Contracts, Instruments, Chattel Paper, Collaterally Assigned Rights and/or payment intangibles. If a Default or Event of Default shall have occurred and be continuing, the Grantors shall prepare and deliver to the Agent at any time and from time to time promptly upon the Agent’s request the following with respect to the Grantors: (i) a reconciliation report of all Accounts; (ii) a report showing aging of all Accounts; (iii) trial balances; (iv) a test verification of such Accounts as the Agent may request; and (v) electronic access to all Accounts, including all deposit and other bank accounts. The Grantors, at their own expense, shall deliver to the Agent the results of each physical verification, if any, which the Grantors may in their discretion have made, or caused any other Person to have made on their behalf, of all or any portion of their Inventory.

4. REPRESENTATIONS AND WARRANTIES. The Grantors jointly and severally represent and warrant that:

(a) The Grantors have rights in and the power to transfer each item of the Collateral upon which they purport to grant a Security Interest hereunder free and clear of any and all Security Interests other than Permitted Liens. As of the Closing Date, membership interest assignments in respect of all membership interests and all existing stock certificates representing Collateral, accompanied by instruments of transfer and undated stock powers endorsed in blank, have been delivered to the Agent.

(b) No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral or Excluded Collateral is on file or of record in any public office, except such as may have been filed (i) by the Grantors in favor of the Secured Parties pursuant to this Agreement and (ii) in connection with any Permitted Liens.

(c) This Agreement is effective to create a valid and continuing Security Interest and, upon the filing of the appropriate financing statements listed on Schedule 4(c) hereto, a perfected Security Interest in favor of the Secured Parties, on the Collateral with respect to which a Security Interest may be perfected by filing pursuant to the Code. Such Security Interest is senior to all other Security Interests, except for the Permitted Liens, and is enforceable as such as against any and all creditors of and purchasers from the Grantors (other than purchasers and lessees of Inventory in the ordinary course of business and the holders of the Permitted Liens). All actions by the Grantors requested by the Secured Parties to protect and perfect such Security Interest on each item of the Collateral have been duly taken.

(d) All actions by the Grantors requested by the Secured Parties to protect and perfect the Security Interest of the Secured Party on the Grantors’ Instruments, Letter of Credit Rights and Chattel Paper (including the delivery of all originals thereof to the Secured Party and the legending of all Chattel Paper as required by Section 5(b) hereof) have been duly taken. The Security Interest of the Secured Parties in Grantors’ Instruments, Letter of Credit Rights and Chattel Paper is prior to all other Security Interests, except the Permitted Liens, and is enforceable as such against any and all creditors of and purchasers from the Grantors.

(e) Schedule 4(e) hereto sets forth each Grantor’s name as it appears in official filings in the state of its incorporation or other organization, the type of entity of each of the Grantors (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by each of the Grantors’ state of incorporation or organization or a statement that no such number has been issued, each of the Grantors’ state of organization or incorporation, the location of each of the Grantors’ chief executive office, principal place of business, offices, all warehouses and premises where Collateral is stored or located, and the locations of its books and records concerning the Collateral. Each of the Grantors has only one state of incorporation or organization.

(f) With respect to the Grantors’ Accounts: (i) such Accounts represent bona fide sales of Inventory or rendering of services to the Account Debtors in the ordinary course of the Grantor’s business and are not evidenced by a judgment, Instrument or Chattel Paper; (ii) no Grantor has made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by the Grantors in the ordinary course of its business for prompt payment; (iii) no Grantor is aware of any facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to materially reduce the amount payable thereunder as shown on the Grantor’s books and records and any invoices or statements; (iv) no Grantor has received any notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any material adverse change in such Account Debtor’s financial condition; and (v) no Grantor has any knowledge that any Account Debtor is unable generally to pay its debts as they become due. Further, with respect to such Accounts (y) the amounts shown on all invoices and statements, which shall be delivered to the Secured Parties with respect thereto, are not in any way contingent and are actually and absolutely owing to the Grantors as indicated thereon; and (z) to each Grantor’s knowledge, all Account Debtors have the capacity to contract.

(g) With respect to each Grantor’s Equipment and Inventory (i) such Equipment and Inventory is located at one of the Grantors’ locations set forth on Schedule 4(e) hereto other than Equipment and Inventory in transit in the ordinary course of business or temporarily relocated for repair or maintenance, (ii) no Equipment or Inventory is now, or shall at any time or times hereafter be stored at any other location without the Agent’s prior written consent other than Equipment and Inventory in transit in the ordinary course of business or temporarily relocated for repair or maintenance, (iii) the Grantors have good, indefeasible and merchantable title to such Equipment and Inventory and such Equipment and Inventory is not subject to any Lien or Security Interest or document whatsoever except for the Security Interest granted to the Secured Parties, and except for Permitted Liens, and (iv) such Equipment and Inventory is of good and merchantable quality, free from material defects, other than such defects as are inherent in Equipment and Inventory of like grade and quality.

(h) The Security Interests granted pursuant to this Agreement, upon completion of the filing of the financing statements in accordance with the Code (including fixture filings, as applicable) or other appropriate filings, recordings or registrations and other actions specified on Schedule 4(h) (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Agent in completed and duly executed form to the extent applicable), will constitute legal and valid perfected security interests in all of the Collateral in which a security interest may be perfected by such filing, recording or registration in the United States in favor of the Agent, for the benefit of the Secured Parties, as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof against all creditors of each Grantor and any Person or Persons purporting to purchase any Collateral from any Grantor, except as enforceability may be limited by the effects of Debtor Laws or other similar laws relating to or affecting creditors’ rights generally, State Cannabis Laws, and general equitable principles (whether considered in a proceeding in equity or at law), and are prior to all other Liens on the Collateral except for Permitted Liens which, pursuant to the terms of the Loan Agreement, are expressly permitted to have priority over Agent’s liens thereon. Such Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations prepared by the Agent based upon the information provided to the Agent in Perfection Certificate for filing in each applicable governmental, municipal or other office specified on Schedule 4(h) are all the filings, recordings and registrations that are necessary to establish a legal, valid and perfected security interest in favor of the Agent, for the benefit of the Secured Parties, in respect of all Collateral in which the security interest may be perfected by such filing, recording or registration in the United States, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary, except as provided under applicable Requirement of Law with respect to the filing of continuation statements.

(i) This Agreement is effective to create valid and continuing Security Interests and, upon the filing of an intellectual property security agreement with the United States Copyright Office, the filing of an intellectual property security agreement with the USPTO, and the filing of appropriate financing statements in the offices specified on Schedule 4(h), perfected Security Interests in favor of the Secured Parties on the Grantor’s Patents, Trademarks and Copyrights within the United States that constitute Collateral and such perfected Security Interests are enforceable as such as against any and all creditors of and purchasers from the Grantor. Upon the filing of an intellectual property security agreement with the United States Copyright Office, the filing of an intellectual property security agreement with the USPTO and the filing of appropriate financing statements listed on Schedule 4(c) hereto, all action necessary or desirable to protect and perfect the Grantor’s Security Interest within the United States on the Grantor’s Patents, Trademarks or Copyrights that constitute Collateral under applicable Requirement of Law shall have been duly taken.

(j) Each Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder.

(k) No Debt owed to any Grantor in excess of $10,000 is evidenced by one or more Instruments, promissory notes or Chattel Paper has not been delivered, together with instruments of transfer with respect thereto endorsed in blank, to the Agent.

(l) Schedule 4(l) lists all items of registered Intellectual Property and applications for registered Intellectual Property owned by such Grantor in its own name. As of the Closing Date, to the knowledge of all Grantors, all Intellectual Property of such Grantor described on Schedule 4(l) is valid, subsisting, unexpired and enforceable, has not been abandoned and, does not infringe the intellectual property rights of any other Person. Except as set forth in Schedule 4(l), as of the Closing Date, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor (with the exception of licenses between Grantors). No holding, decision or judgment has been rendered by any Governmental Authority which would, in any respect, limit, cancel or question the validity of, or such Grantor’s rights in, any Intellectual Property material to the conduct of any Grantor’s business. No action or proceeding is pending, or, to the knowledge of such Grantor, threatened in writing, (i) seeking to limit, cancel or question the validity of any Intellectual Property material to the conduct of any Grantor’s business, or such Grantor’s ownership interest therein, or (ii) which, if adversely determined, could reasonably be expected to have a Material Adverse Effect on any Intellectual Property material to the conduct of any Grantor’s business.

(m) As of the Closing Date, no Grantor has rights in any Commercial Tort Claim except as set forth on Schedule 2(a)(iv).

(n) All representations and warranties made by the Grantors set forth in Article VI of the Loan Agreement are hereby incorporated herein by reference, are true and correct in all material respects as of the date on which such representations and warranties are made or deemed made pursuant to the Loan Agreement, and each Secured Party shall be entitled to rely on each of them as if they were fully set forth herein.

5. COVENANTS. The Grantors covenant and agree with the Agent and the Secured Parties that from and after the date of this Agreement and until the Termination Date:

(a) Further Assurances: Pledge of Instruments; Chattel Paper.

(i) At any time and from time to time, upon the request of the Agent and at the sole expense of the Grantors, the Grantors shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as the Secured Parties may deem necessary or desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted, including without limitation (A) using its best efforts to secure all consents and approvals necessary or desirable for the assignment to or for the benefit of the Secured Parties of any Material Contract, Collaterally Assigned Right, License or other Contract and to enforce the Security Interests granted hereunder; (B) filing any financing or continuation statements under the Code with respect to the Security Interests granted hereunder as to those jurisdictions that are not Uniform Commercial Code Jurisdictions; and (C) cause each of their respective direct and indirect Subsidiaries not in existence on the Closing Date, other than Excluded Subsidiaries, to execute and deliver to the Agent promptly and in any event within ten (10) days after the formation, acquisition or change in states thereof, a joinder in form and substance satisfactory to Agent pursuant to which such Subsidiary shall be made a party to this Agreement as a Grantor (including providing supplements to the Schedules hereto).

(ii) Unless the Agent shall otherwise consent in writing (which consent may be revoked or withheld by the Agent, acting in its sole discretion), the Grantors shall deliver to the Agent all Collateral consisting of negotiable Documents, certificated securities, Chattel Paper and Instruments (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank) promptly after the Grantors receive the same.

(iii) The Grantors shall use their commercially reasonable efforts to obtain any necessary or desirable waivers or subordinations of Security Interests from landlords and mortgagees as required by Section 7.11 of the Loan Agreement.

(iv) If any of the Grantors are or become the beneficiary of a letter of credit, such Grantors shall promptly, and in any event within two (2) Business Days after becoming a beneficiary, notify the Agent thereof and enter into a tri-party agreement with the Agent and the issuer and/or confirmation bank with respect to Letter of Credit Rights assigning such Letter of Credit Rights to the Agent and directing all payments thereunder to a Deposit Account, all in form and substance satisfactory to the Agent.

(v) The Grantors shall take all steps necessary or desirable to grant the Secured Parties control of all electronic Chattel Paper in accordance with the Code and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

(vi) Any Grantors having direct or indirect rights to manage, nominate, elect or appoint directors, officers or managers (as applicable) of the Loan Parties and their direct or indirect Subsidiaries, shall obtain and deliver to the Agent undated resignations of all members or managers of the board of directors or board of managers (as applicable) of such entity that such Grantors have the right to remove.

(vii) The Grantors hereby irrevocably authorize the Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code Jurisdiction any initial financing statements and amendments thereto that (A) indicate, to the effect, that the Collateral (i) constitutes all assets of the Grantors or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code of such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (B) contain any other information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Grantors are an organization, the type of organization and any organization identification number issued to each of the Grantors, and (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates. The Grantors agree to furnish any such information to the Agent promptly upon request. The Grantors also ratify their authorization for the Agent to have filed in any Uniform Commercial Code Jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(viii) The Grantors shall promptly, and in any event within ten (10) days after the same is acquired by it, notify the Agent of any Commercial Tort Claim (as defined in the Code) acquired by it and unless otherwise consented by the Agent, the Grantors shall enter into a supplement to this Agreement, granting to the Secured Parties a Security Interest in such Commercial Tort Claim.

(b) Maintenance of Records. The Grantors shall keep and maintain, at their own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral. The Grantors shall mark each of their books and records pertaining to the Collateral to evidence this Agreement and the Security Interests granted hereby. If the Grantors retain possession of any Chattel Paper or Instruments with the Secured Party’s consent, such Chattel Paper and Instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of FG Agency Lending LLC, as agent.”

(c) Covenants Regarding Patent, Trademark and Copyright Collateral.

(i) The Grantors shall notify the Agent promptly if the Grantors know or have reason to know that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the USPTO, the United States Copyright Office or any court) regarding the Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(ii) If any Grantor, either by itself or through any agent, employee, licensee or designee, files an application for the registration of any Patent, Trademark or Copyright with the USPTO, the United States Copyright Office or any similar office or agency, such Grantor shall provide the Agent with written notice thereof within a reasonable time thereafter, but in any event within five (5) Business Days from the date of filing.

(iii) Subject to the limitations regarding Patents, Trademarks and Copyrights for cannabis products and services, the Grantors shall take all commercially reasonable actions to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

(iv) In the event that any of the Patent, Trademark or Copyright Collateral is infringed upon, or misappropriated or diluted by a third party, the Grantors shall comply with Section 5(a)(viii) of this Agreement. The Grantors shall, unless the Grantors shall reasonably determine in consultation with the Agent that such Patent, Trademark or Copyright Collateral is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as are reasonable and appropriate under the circumstances to protect such Patent, Trademark or Copyright Collateral.

(d) Indemnification.

(i) The Grantors shall indemnify the Agent and the Secured Parties from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, costs of settlement, suits, costs, expenses or disbursements of any kind whatsoever (including, without limitation, reasonable fees and disbursements of counsel to the Agent and Secured Parties) (collectively, “Losses”), which may at any time (including, without limitation, at any time following the payment of the Secured Obligations) be imposed on, incurred by, asserted against or due and owing to the Agent or Secured Parties in any way relating to or arising out of actions taken or omitted to be taken by the Agent or Secured Parties in connection with this Agreement (except to the extent directly arising out of Agent’s or Secured Parties’ gross negligence or intentional misconduct as determined in a final, non-appealable judgement by a court of competent jurisdiction) or as a result of the Agent’s or the Secured Parties’ status as the Agent or Secured Party, respectively, all of which Losses shall periodically be reimbursed as incurred.

(ii) In any suit, proceeding or action brought by the Agent relating to any Collateral or Collaterally Assigned Rights for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, the Grantors will save, indemnify and keep the Agent and the Secured Parties harmless from and against all Losses suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Account Debtor or other Person obligated on the Collateral or Collaterally Assigned Rights, arising out of a breach by the Grantors of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from the Grantor. All such obligations of the Grantors shall be and remain enforceable against and only against the Grantors and shall not be enforceable against the Agent or the Secured Parties.

(iii) The agreements in this Section 5(d) shall survive (x) the payment of the Secured Obligations and all other amounts payable under the Loan Documents, and (y) the termination of the Loan Documents.

(iv) The Grantors shall have the right, but not the obligation, to conduct the defense of any action or claim and all negotiations for the settlement or compromise thereof; provided that (i) any settlement negotiated by the Grantors involve no cost or liability to the Agent or the Secured Parties and includes an unconditional release of the Agent and the Secured Parties from all liability with respect to such claim or action, (ii) the Agent and Secured Parties shall have the right to retain their own counsel, with the fees and expenses to be paid by the Grantor, if in the Agent’s or Secured Parties’ reasonable judgment there exists any actual or potential conflict of interest between the Agent or the Secured Parties and the Grantors and (iii) if no such conflict exists, the Agent and the Secured Parties shall have the right at any time to participate in and join the defense of any action or claim at the Agent’s and Secured Parties’ expense.

(e) Titled Collateral.

(i) Each Grantor shall (a) cause all Collateral, now owned or hereafter acquired by any Grantor, which under applicable law are required to be registered, to be properly registered in the name of such Grantor, (b) cause all Titled Collateral, to be properly titled in the name of such Grantor, and if requested by the Agent, with the Agent's Lien noted thereon and (c) if requested by the Agent, promptly deliver to the Agent (or its custodian) originals of all such Certificates of Title or certificates of ownership for such Titled Collateral, with the Agent's Lien noted thereon.

(ii) Upon the acquisition after the date hereof by any Grantor of any Titled Collateral (other than Equipment to be acquired that is subject to a purchase money security interest that constitutes a Permitted Lien under the Loan Agreement), such Grantor shall immediately notify the Agent of such acquisition, set forth a description of such Titled Collateral acquired and a good faith estimate of the current value of such Titled Collateral, and if so requested by the Agent, immediately deliver to the Agent (or its custodian) originals of the Certificates of Title or certificates of ownership for such Titled Collateral, together with the manufacturer's statement of origin, and an application duly executed by the appropriate Grantor to evidence the Agent’s Lien thereon.

(iii) Each Grantor hereby appoints the Agent as its attorney-in-fact, effective the date hereof and terminating upon the termination of this Agreement, for the purpose of (A) executing on behalf of such Grantor title or ownership applications for filing with appropriate Governmental Authority to enable Titled Collateral now owned or hereafter acquired by such Grantor to be amended to reflect the Agent listed as lienholder thereof, (B) filing such applications with such Governmental Authority, and (C) executing such other documents and instruments on behalf of, and taking such other action in the name of, such Grantor as the Agent may deem necessary or advisable to accomplish the purposes of this Section 5(e) (including, without limitation, for the purpose of creating in favor of the Agent a perfected Lien on such Titled Collateral and exercising the rights and remedies of the Agent hereunder). This appointment as attorney-in-fact is coupled with an interest and is irrevocable until the Termination Date.

(iv) With respect to motor vehicles, any Certificates of Title or ownership delivered pursuant to the terms hereof shall be accompanied by odometer statements for each motor vehicle covered thereby.

(v) So long as no Event of Default shall have occurred and be continuing, upon the request of any Grantor, the Agent shall execute and deliver to such Grantor such instruments as such Grantor shall reasonably request to remove the notation of the Agent as lienholder on any Certificate of Title or certificate of ownership for any Titled Collateral; provided that any such instruments shall be delivered, and the release shall be effective, only upon receipt by the Agent of a certificate from such Grantor, stating that the Titled Collateral, the Lien on which is to be released, is to be sold in accordance with the terms of the Loan Agreement or has suffered a casualty loss (with title thereto passing to the casualty insurance company therefor in settlement of the claim for such loss), the amount that such Grantor will receive as sale proceeds or insurance proceeds and whether or not such sale proceeds or insurance proceeds are required by the Loan Agreement to be paid to the Agent to be applied to the Secured Obligations and, to the extent required by the Loan Agreement, any proceeds of such sale or casualty loss shall be paid to the Agent hereunder to be applied to the Secured Obligations in accordance with the terms of the Loan Agreement.

(f) Compliance with Terms of Accounts, etc. Each Grantor will perform and comply with all obligations in respect of the Collateral, Collaterally Assigned Rights and all other agreements to which it is a party or by which it is bound relating to the Collateral.

(g) Limitation on Liens on Collateral. The Grantors will not create, permit or suffer to exist, and the Grantors will defend the Collateral and Collaterally Assigned Rights against, and take such other action as is necessary to remove, any Liens or Security Interests on the Collateral except Permitted Liens, and will defend the right, title and interest of the Secured Parties in and to any of the Grantor’s rights under the Collateral and Collaterally Assigned Rights against the claims and demands of all Persons whomsoever.

(h) Limitations on Disposition. No Grantor will sell, license, lease, transfer or otherwise dispose of any of the Collateral or Collaterally Assigned Right or any interest therein, or attempt or contract to do so, except as permitted under Section 8.9 of the Loan Agreement.

(i) Further Identification of Collateral. The Grantors will, if requested by the Agent, furnish to the Agent, as often as the Agent requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral and Collaterally Assigned Rights as the Agent may request, all in such detail as the Agent may specify.

(j) Notices. The Grantors will provide the Agent immediately, in form and substance satisfactory to the Agent, with written notice of: (i) of any Security Interest (other than Permitted Liens) or claim made or asserted against any of the Collateral, and (ii) of the occurrence of any other event which could have an adverse effect on any material portion of the Collateral, the Collaterally Assigned Rights or on the Security Interests created hereunder.

(k) Terminations; Amendments Not Authorized. Each Grantor acknowledges and agrees that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Agent and agrees that it will not do so without the prior written consent of the Agent, subject to the Grantor’s rights under Section 4.3 of the Loan Agreement and Section 9-509(d)(2) of the Code.

(l) Changes in Organization Type. Each Grantor will not, without the prior written consent of Agent, change its jurisdiction of organization, type of organization, identity or corporate structure.

(m) Loan Agreement Covenants. Each Grantor shall comply with all covenants and obligations required of it under the Loan Agreement.

6. AGENT’S APPOINTMENT AS ATTORNEY-IN-FACT.

The Grantors shall execute and deliver to the Agent a power of attorney (the “Power of Attorney”) substantially in the form attached hereto as Exhibit A. The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until the Termination Date. The powers conferred on the Agent under the Power of Attorney are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Agent to exercise any such powers. The Agent agrees that (a) except for the powers granted in clause (h) of the Power of Attorney, it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, and (b) the Agent shall account for any moneys actually received by the Agent in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney provided that the Agent shall not have any duty as to any Collateral, and the Agent shall be accountable only for amounts that they actually receive as a result of the exercise of such powers. THE SECURED PARTIES, THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENT OR REPRESENTATIVES SHALL NOT BE RESPONSIBLE TO ANY GRANTOR FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, OR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

7. REMEDIES: RIGHTS UPON DEFAULT.

(a) In addition to all other rights and remedies authorized or granted to it under this Agreement, the Loan Agreement, the Note and under any other instrument or agreement securing, evidencing or relating to any of the Secured Obligations, if any Event of Default shall have occurred and be continuing, the Agent, acting on behalf of the Secured Parties, may exercise all rights and remedies of a secured party under the Code (whether or not in effect in the jurisdiction where such rights are exercised). Without limiting the generality of the foregoing, the Grantors expressly agree that in any such event the Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Grantors or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other Requirements of Law), may forthwith enter upon the premises of the Grantors where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving the Grantors or any other Person notice and opportunity for a hearing on the Secured Parties’ claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof (including Collaterally Assigned Rights), and, following the delivery of notice to the Grantors may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. The Agent shall have the right upon any such public or private sale or sales, to purchase for the benefit of the Secured Parties, the whole or any part of said Collateral so sold, free of any right whatsoever. Agent may bid for or purchase, free (to the extent permitted by Requirements of Law) from any right of redemption, stay or appraisal on the part of the Grantors (all said rights being also hereby waived and released to the extent permitted by Requirements of Law), with respect to the Collateral or any part thereof offered for sale and the Agent may make payment on account thereof by using any claim then due and payable to the Agent from the Grantors as a credit against the purchase price (which for the avoidance of doubt, may equal or exceed the amount of the purchase price) (a “Credit Bid”), and the Agent may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Grantors therefor. Such sales may be adjourned and continued from time to time with or without notice. Grantors hereby acknowledge and agree that upon the occurrence and continuance of an Event of Default, Agent may act with respect to the Collateral as though Agent was the outright owner thereof, and Agent may become the outright owner thereof pursuant to a Credit Bid, which may be in full or partial satisfaction of any claims then due and payable to Agent by Grantors pursuant to this Agreement or any other Loan Document. The Agent shall have the right to conduct such sales on the Grantor’s premises or elsewhere and shall have the right to use the Grantor’s premises without charge for such time or times as the Agent deem necessary or advisable.

If any Event of Default shall have occurred and be continuing, the Grantors further agree, at the Agent’s request, to assemble the Collateral and make it available to the Agent at a place or places designated by the Agent, whether at the Grantors’ premises or elsewhere. Until the Agent is able to effect a sale, lease, or other disposition of Collateral, if any Event of Default shall have occurred and be continuing, the Agent shall have the right to hold or use the Collateral, or any part thereof, to the extent that it deems appropriate in its sole discretion for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Agent. The Agent shall have no obligation to the Grantors to maintain or preserve the rights of the Grantors as against third parties with respect to Collateral while Collateral is in the possession of the Agent. If any Event of Default shall have occurred and be continuing, the Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Secured Parties’ remedies, with respect to such appointment without prior notice or hearing as to such appointment. The Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Secured Obligations as provided in the Loan Agreement, and only after so paying over such net proceeds, and after the payment by the Agent of any other amount required by any provision of Requirements of Law, need the Agent account for the surplus, if any, to the Grantors. To the maximum extent permitted by applicable Requirements of Law, the Grantors waive all claims, damages, and demands against the Agent and the Secured Parties arising out of the repossession, retention or sale of the Collateral. The Grantors agree that ten (10) days prior notice by the Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. The Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any attorneys’ fees and other expenses incurred by the Agent or the Secured Parties to collect such deficiency.

(b) Except as otherwise specifically provided herein or in the Loan Agreement, the Grantors hereby waive presentment, demand, protest or any notice (to the maximum extent permitted by applicable Requirements of Law) of any kind in connection with this Agreement or any Collateral or Collaterally Assigned Rights.

(c) To the extent that Requirements of Law impose duties on the Agent and the Secured Parties to exercise remedies in a commercially reasonable manner, the Grantors acknowledge and agree that it is not commercially unreasonable for the Agent or the Secured Parties (i) to fail to incur expenses reasonably deemed significant by the Agent or the Secured Parties to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other Requirements of Law, to fail to obtain Governmental Approval or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Security Interests on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Grantors, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Agent and the Secured Parties against risks of loss, collection or disposition of Collateral or to provide to the Agent and the Secured Parties a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Agent or the Secured Parties, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent or the Secured Parties in the collection or disposition of any of the Collateral. The Grantors acknowledge that the purpose of this Section 7(c) is to provide non-exhaustive indications of what actions or omissions by the Agent or the Secured Parties would not be commercially unreasonable in the Agent or the Secured Parties’ exercise of remedies against the Collateral and that other actions or omissions by the Agent or the Secured Parties shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7(c). Without limitation upon the foregoing, nothing contained in this Section 7(c) shall be construed to grant any rights to the Grantors or to impose any duties on the Agent or the Secured Parties that would not have been granted or imposed by this Agreement or by applicable Requirements of Law in the absence of this Section 7(c).

(d) The Agent shall not be required to make any demand upon, or pursue or exhaust any of its rights or remedies against, the Grantors, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof. The Agent shall not be required to marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and its rights hereunder shall be cumulative. To the extent it may lawfully do so, the Grantors absolutely and irrevocably waive and relinquish the benefit and advantage of, and covenants not to assert against the Agent or the Secured Parties, any valuation, stay, appraisement, extension, redemption or similar Requirements of Law and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise.

8. GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY COLLATERAL. For the purpose of enabling the Secured Party to exercise rights and remedies under Section 7 hereof (including, without limiting the terms of Section 7 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as the Agent or the Secured Parties shall be lawfully entitled to exercise such rights and remedies, the Grantors hereby grant to the Agent or the Secured Parties, to the extent that they may lawfully do so, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by the Grantors, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

9. LIMITATION ON SECURED PARTIES’ DUTY IN RESPECT OF COLLATERAL. The Agent and Secured Parties shall use reasonable care with respect to the Collateral in their possession or under their control. The Agent and Secured Parties shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Agent or the Secured Parties, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

10. REINSTATEMENT. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Grantors for liquidation or reorganization, should the Grantors become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of the Grantors’ assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable Requirements of Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

11. Construction. The terms of the Loan Agreement with respect to Sections 11.3 (Notices), 11.5 (Costs and Expenses), 11.6 (Indemnification), 11.12 (Governing Law), 11.13 (Submission to Jurisdiction, Waivers), 11.14 (Waiver of Defense of Illegality), and 11.15 (Execution in Counterparts) are incorporated herein by reference, mutatis mutandis, in each case substituting references to “Borrower” or “Loan Parties” with references to “Grantors,” and the parties hereto agree to such terms.

12. NO WAIVER; CUMULATIVE REMEDIES. The Agent and the Secured Parties shall not by any act, delay, omission or otherwise be deemed to have waived any of their rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Agent or the Secured Parties and then only to the extent therein set forth. A waiver by the Agent or the Secured Parties of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or the Secured Parties would otherwise have had on any future occasion. Neither failure to exercise nor any delay in exercising on the part of the Agent or the Secured Parties, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Agent and the Grantors.

13. LIMITATION BY LAW. Notwithstanding anything in this Agreement to the contrary, all rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any Requirement of Law, including but not limited to the Cannabis Laws, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of Requirements of Law and Cannabis Laws that may be controlling and to be limited to the extent necessary so that they shall not render this agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any Requirement of Law.

14. TERMINATION. Subject to Section 10 hereof, this Agreement shall terminate upon the Termination Date.

15. SUCCESSORS AND ASSIGNS. This Agreement and all obligations of the Grantors hereunder shall be binding upon the successors and assigns of the Grantors (including any debtor-in-possession on behalf of the Grantors), provided that no Grantor may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent, unless permitted under the Loan Agreement, and any such assignment or transfer without such consent shall be null and void, and shall, together with the rights and remedies of the Agent and the Secured Parties hereunder, inure to the benefit of the Agent and the Secured Parties, all future holders of any instrument evidencing any of the Secured Obligations and its respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect any interest granted to the Agent or Secured Parties hereunder. The Grantors may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Agreement.

16. SECTION TITLES. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

17. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

18. ADVICE OF COUNSEL. Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel.

19. BENEFIT OF SUCCESSORS. All Security Interests granted or contemplated hereby shall be for the benefit of the Secured Parties and the Secured Parties’ successors and assigns, and all proceeds or payments realized from Collateral and Collaterally Assigned Rights in accordance herewith shall be applied to the Secured Obligations in accordance with the terms of the Loan Agreement.

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTORS:

BODY AND MIND INC.

By:	/s/ Michael Mills
Name:	Michael Mills
Title:	CEO

DEP NEVADA INC.

By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman
Title:	COO

NEVADA MEDICAL GROUP, LLC

By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman
Title:	COO

NMG OH 1, LLC

By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman
Title:	COO

NMG OH P1, LLC

By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman
Title:	COO

NMG LONG BEACH, LLC

By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman
Title:	COO

[Signature Page to Security Agreement]

NMG CATHEDRAL CITY, LLC

By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman
Title:	COO

NMG CA 1, LLC

By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman
Title:	COO

NMG CA P1, LLC

By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman
Title:	COO

NMG CA C1, LLC

By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman
Title:	COO

NMG MI 1, INC.

By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman
Title:	COO

NMG MI P1, INC.

By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman
Title:	COO

NMG MI C1, INC.

By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman
Title:	COO

[Signature Page to Security Agreement]

AGENT:

FG AGENCY LENDING LLC

By:	/s/ Peter Bio
Name:	Peter Bio
Title:	Authorized Signatory

[Signature Page to Security Agreement]

EXHIBIT A

POWER OF ATTORNEY

This Power of Attorney is executed and delivered by the Grantors set forth on the signature pages affixed hereto (“Grantors”), to FG Agency Lending LLC (the “Agent” hereinafter referred to as “Attorney”) on behalf of the Lenders under that certain Loan Agreement, dated as of July 19, 2021, by and among the Agent, Body and Mind Inc., a Nevada corporation (the “Borrower”), the lenders party thereto, and the guarantors party thereto (the “Loan Agreement”), in connection with that certain Security Agreement dated as of July 19, 2021 among the Grantors and the Agent (the “Security Agreement”). All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Loan Agreement or the Security Agreement, as applicable. No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required (including in respect of clauses (d) and (e) in the next succeeding paragraph) to inquire into or seek confirmation from Grantors as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Grantors irrevocably waive any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest and may not be revoked or canceled by Grantors without Attorney’s written consent.

Grantors hereby irrevocably constitute and appoint Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as Grantors’ true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantors and in the names of Grantors or in their own respective names, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Loan Documents and, without limiting the generality of the foregoing, Grantors hereby grant to Attorney the power and right, on behalf of Grantors, without notice to or assent by Grantors, (other than in connection with a change of address as specified in clause (a), as to which Attorney shall use commercially reasonable efforts to give Grantors concurrent notice thereof provided that failure to do so will not affect Attorney’s rights hereunder), and at any time, to do the following: (a) after the occurrence of an Event of Default that is continuing, change the mailing address of Grantors, open a post office box on behalf of Grantors, open mail for Grantors, and ask, demand, collect, give acquittances and receipts for, take possession of, endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any Collateral of Grantors; (b) to the extent any Grantor fails to do so promptly after written notice from the Agent, effect any repairs to any Collateral of any Grantor, or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) to the extent any Grantor fails to do so promptly after written notice from the Agent, pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against any Grantor or the Collateral, other than Permitted Liens; (d) defend any suit, action or proceeding brought against Grantors with respect to the Collateral if Grantors do not defend such suit, action or proceeding or if Attorney believes that any Grantor is not pursuing such defense of the Collateral in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate, provided that in connection with the foregoing Attorney shall act in a manner consistent with the terms of the Loan Documents to the extent explicitly covered thereby; (e) after the occurrence of an Event of Default that is continuing, file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to Grantors whenever payable and to enforce any other right in respect of Grantors’ Collateral provided, in the case of any such claim, litigation, suit or proceeding relating to product liability insurance Attorney shall act in a manner consistent with the terms of the Loan Documents to the extent explicitly covered thereby; (f) cause the certified public accountants then engaged by Grantors to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney’s request, the following reports: (1) a reconciliation of all accounts, (2) an aging of all accounts, (3) trial balances, (4) test verifications of such accounts as Attorney may request, and (5) the results of each physical verification of inventory; (g) after the occurrence of an Event of Default that is continuing, communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of the Grantors in and under the Contracts and other matters relating thereto; (h) to file such financing statements with respect to the Security Agreement, with or without Grantors’ signatures, or to file a photocopy of the Security Agreement in substitution for a financing statement, as the Secured Party may deem appropriate and to execute in Grantors’ names such financing statements and amendments thereto and continuation statements which may require the Grantors’ signatures; and (i) after the occurrence of an Event of Default that is continuing, execute, in connection with any sale provided for in any Loan Document, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral and to otherwise direct such sale or resale, all as though Attorney were the absolute owner of the Collateral of Grantors for all purposes, and to do, at Attorney’s option and Grantors’ expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon Grantors’ Collateral and Attorney’s Liens thereon, all as fully and effectively as each of the Grantors might do. The Grantors hereby ratify, to the extent permitted by Requirement of Law, all that said Attorney shall lawfully do or cause to be done by virtue hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, this Power of Attorney is executed by Grantors this 19th day of July, 2021.

GRANTORS:

BODY AND MIND INC.

By:	/s/ Michael Mills
Name:	Michael Mills
Title:	CEO

DEP NEVADA INC.

By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman
Title:	COO

NEVADA MEDICAL GROUP, LLC

By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman
Title:	COO

NMG OH 1, LLC

By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman
Title:	COO

NMG OH P1, LLC

By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman
Title:	COO

NMG LONG BEACH, LLC

By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman
Title:	COO

[Signature Page to Exhibit A]

NMG CATHEDRAL CITY, LLC

By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman
Title:	COO

NMG CA 1, LLC

By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman
Title:	COO

NMG CA P1, LLC

By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman
Title:	COO

NMG CA C1, LLC

By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman
Title:	COO

NMG MI 1, INC.

By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman
Title:	COO

NMG MI P1, INC.

By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman
Title:	COO

NMG MI C1, INC.

By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman
Title:	COO

[Signature Page to Exhibit A]

NOTARY PUBLIC CERTIFICATE

On this __ day of [__________], 2021, [officer’s name] who is personally known to me appeared before me in his/her capacity as the [title] of [Grantor] (“Grantor”) and executed on behalf of Grantor the Power of Attorney in favor of FG Agency Lending LLC to which this Certificate is attached.

Notary Public